UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 23, 2009
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7733 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-23.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-99.7

Item 8.01. Other Events.
On January 1, 2009, we adopted Financial Accounting Standards Board Staff Position (FSP) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). This FSP changes the accounting for our $110.0 million aggregate principal convertible subordinated debentures that were converted into cash and shares of common stock on August 29, 2008. The FSP requires that we allocate the proceeds from the debt issuance between debt and equity components in a manner that reflects our nonconvertible debt borrowing rate. The equity component reflects the value of the conversion feature of the debentures. The FSP requires retrospective application to all periods presented and does not grandfather existing debt instruments.
During the first quarter of 2009, we made organizational changes to consolidate our North American operations, primarily consisting of consolidating our former Specialty Products and Belden Americas segments. This reorganization resulted in a change in our reported operating segments. We now conduct our operations through four reported operating segments—Americas; Wireless; Europe, Middle East, and Africa; and Asia Pacific.
The following items, which were included in our Annual Report on Form 10-K for the year ended December 31, 2008, that we filed with the Securities and Exchange Commission (SEC) on February 27, 2009, have been revised, in each case, to give effect to the retrospective adoption of FSP APB 14-1 and the new segment reporting structure:
•	Business (Item 1)

•	Properties (Item 2)

•	Selected Financial Data for the Years Ended December 31, 2004 through December 31, 2008 (Item 6)

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations (Item 7)

•	Financial Statements and Supplementary Data as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007, and 2006 (Item 8)

•	Financial Statement Schedule — Valuation and Qualifying Accounts (Item 15)

•	The Computation of Ratio of Earnings to Fixed Charges (Exhibit 12.1)
Such revised information is filed as Exhibit 99.1 through Exhibit 99.7 to this Current Report on Form 8-K. All other information in the 2008 Form 10-K remains unchanged.
This Current Report on Form 8-K does not reflect events or developments that occurred after February 27, 2009, and does not modify or update the disclosures therein in any way, other than as required to reflect the adoption of FSP APB 14-1 and to revise segment disclosures as described above and set forth in the exhibits hereto. Without limiting the foregoing, this filing does not purport to update Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our 2008 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is contained in our Quarterly Report on Form 10-Q for the period ended March 29, 2009 and other filings with the SEC. The information in this Current Report on Form 8-K should be read in conjunction with our 2008 Form 10-K, our Form 10-Q for the period ended March 29, 2009, and other documents filed by us with the SEC subsequent to February 27, 2009.

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Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

23.1	Consent of Ernst & Young LLP

99.1	Business

99.2	Properties

99.3	Selected Financial Data for the Years Ended December 31, 2004 through December 31, 2008

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.5	Financial Statements and Supplementary Data as of December 31, 2008 and 2007 and for the Years Ended December 31, 2008, 2007, and 2006

99.6	Financial Statement Schedule — Valuation and Qualifying Accounts

99.7	Computation of Ratio of Earnings to Fixed Charges

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: June 23, 2009	By:	/s/ Gray G. Benoist
Gray G. Benoist
Senior Vice President, Finance and Chief Financial Officer

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